EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 33-62684,, 33-943372 and 333-60217) and the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08197) of Evans Systems, Inc. of our report dated January 13, 2000, appearing on page F-2 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
January 13, 2000